EXHIBIT 3.2

THIRD AMENDED AND RESTATED BYLAWS

OF

PIONEER NATURAL RESOURCES COMPANY

A Delaware Corporation

(Amended and Restated May 17, 2012)

i

4.5	Alternate Members of Committees	12
4.6	Regular Meetings	12
4.7	Special Meetings	12
4.8	Quorum; Majority Vote	12
4.9	Minutes	12
4.10	Responsibility	12

	ARTICLE FIVE: NOTICE

5.1	Method	12
5.2	Waiver	13

	ARTICLE SIX: OFFICERS

6.1	Number; Titles	13
6.2	Term of Office; Removal	13
6.3	Vacancies	13
6.4	Authority	13
6.5	Compensation	13
6.6	Chairman of the Board	14
6.7	Chief Executive Officer	14
6.8	President	14
6.9	Vice Presidents	14
6.10	Treasurer	14
6.11	Assistant Treasurers	14
6.12	Secretary	14
6.13	Assistant Secretaries	15
6.14	Other Officers	15

	ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

7.1	Certificates for Shares	15
7.2	Replacement of Lost or Destroyed Certificates	15
7.3	Transfer of Shares	15
7.4	Registered Stockholders	16
7.5	Regulations	16
7.6	Legends	16

	ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.1	Dividends	16
8.2	Reserves	16
8.3	Books and Records	16
8.4	Fiscal Year	16
8.5	Seal	16
8.6	Resignations	16
8.7	Securities of Other Entities	16
8.8	Telephone Meetings	17
8.9	Action Without a Meeting	17
8.10	Invalid Provisions	17
8.11	Mortgages, etc.	17

ii

8.12	Headings	17
8.13	References	17
8.14	Amendments	17

iii

THIRD AMENDED AND RESTATED BYLAWS

OF

PIONEER NATURAL RESOURCES COMPANY

A Delaware Corporation

PREAMBLE

These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the certificate of incorporation of Pioneer Natural Resources Company, a Delaware corporation (the “Company”). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Company, such conflicting provisions of the Delaware General Corporation Law or the certificate of incorporation of the Company, as the case may be, will be controlling.

ARTICLE ONE: OFFICES

1.1 Registered Office and Agent. The registered office and registered agent of the Company shall be as designated from time to time by the appropriate filing by the Company in the office of the Secretary of State of the State of Delaware.

1.2 Other Offices. The Company may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Company may require.

ARTICLE TWO: MEETINGS OF STOCKHOLDERS

2.1 Annual Meeting. An annual meeting of stockholders of the Company shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.2 Special Meeting. Except as otherwise required by law, special meetings of the common stockholders of the Company, and any proposals to be considered at such meetings, may be called and proposed exclusively by the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors at the time in office, and no stockholder of the Company shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of common stockholders. A special meeting shall be held on such date and at such time as shall be designated by the resolution calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law.  In the absence of any such designation or determination by the board of directors, meetings of stockholders shall be held at the principal office of the Company unless another place is designated for meetings in the manner provided herein.

2.4 Meeting Attendance via Remote Communication Equipment.  If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

2.5 Notice. Written or printed notice stating the place, if any, day and time of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered in accordance with Section 5.1 not less than ten nor more than 60 days before the date of the meeting by or at the direction of the board of directors, the Chairman of the Board if such office has been filled (otherwise, the Chief Executive Officer) or the Secretary, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his or her address as it appears on the records of the Company, unless he or she shall have filed with the Secretary of the Company a written request that notices to him or her be mailed to some other address, in which case it shall be directed to him or her at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who (i) attends such meeting in person or by proxy and (ii) does not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or to any stockholder who, either before or after the meeting, submits a waiver of notice. The board of directors may cancel, postpone or reschedule any previously scheduled annual meeting or any special meeting called in accordance with these bylaws.

2.6 Voting List. At least ten days before each meeting of stockholders, the Secretary or other officer of the Company who has charge of the Company’s stock ledger, either directly or through another officer appointed by him or her or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. For a period of ten days prior to such meeting, such list shall be kept open to the examination of any stockholder for any purpose germane to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.7 Quorum; Adjournment. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Company, or these bylaws. The chairman of a meeting of stockholders or holders of a majority in voting power of the stock of the Company entitled to vote at a meeting of stockholders who are present, in person or by proxy, at such meeting of stockholders may adjourn such meeting or any adjournment thereof, from time to time, whether or not there is a quorum. No notice of the adjourned meeting need be given if the date, time and place, if any, and the means of remote communication, if any, by which the stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting of stockholders at which adjournment is taken; provided, however that if the date of any adjourned meeting is more than 30 days after the date for which notice was originally given, notice of the date, time and place, if any, and the means of remote communication, if any, of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in conformity with these bylaws. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present, in person or by proxy. Stockholders present at a duly convened meeting of stockholders at which a quorum is present when such meeting of stockholders convenes may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of sufficient stockholders or proxyholders to reduce the total number of voting shares below the number of shares required for a quorum.

2.8 Required Vote. When a quorum is present at any meeting of stockholders, any question, other than the election of directors, brought before such meeting shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter thereof, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Company, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.9 Method of Voting; Proxies. Except as otherwise provided in the certificate of incorporation of the Company or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote in person or may authorize another person or persons to act for such stockholder by proxy in any manner permitted by law. Each such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after three years from its date, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been dated on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

2.10 Record Date.

(a) So that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall be on or after the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

 (b) So that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 days prior to such  action. If no record date is fixed by the board of directors, the record date for determining stockholders for any such purpose shall be the day on which the board of directors adopts the resolution relating thereto.

2.11 Advance Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors or any committee thereof or (C) by any stockholder of the Company who (x) was a stockholder of record of the Company both at the time the notice provided for in this Section 2.11 is delivered to the Secretary of the Company and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures and other requirements set forth in this Section 2.11. In addition, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Company both at the time of giving of notice provided for in this Section 2.11 and at the time of the annual meeting.

(ii)   For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.11(a)(i)(C) (or on behalf of a beneficial owner other than the stockholder of record), the stockholder must have given timely notice thereof in writing to the

Secretary of the Company and any such proposed business (other than the nominations of persons for election to the board of directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the Company’s principal executive offices no later than 60 days before the annual meeting of stockholders or (if later) ten days after the first public notice of that meeting is sent to stockholders. In no event shall the adjournment or postponement of an annual meeting or the public announcement of the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  As to each person whom the stockholder proposes to nominate for election as a director, such stockholder’s notice must (A) set forth (x) such person’s name, business address and telephone number, and residence address and telephone number, (y) the number of shares, if any, of each class and series of stock of the Company owned beneficially by that nominee, and (z) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (inclusive of such rules and regulations, the “Exchange Act”), and (B) be accompanied by (x) a notarized letter signed by such person stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election and (y) the irrevocable, contingent resignation referred to in Section 3.2(a).  The Company may require any proposed nominee to furnish such other information (A) as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company or (B) that the Company believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholder or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such proposed nominee.

(iii) As to any other business that the stockholder proposes to bring before an annual meeting (including on behalf of a beneficial owner other than such stockholder), such stockholder’s notice shall set forth (1) a description of the nature of the proposed business with reasonable particularity, (2) the exact text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and the reasons for conducting that business at the annual meeting, and (3) any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

(iv) As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, such stockholder’s notice shall set forth (1) the name, business address and telephone number and residence address and telephone number of such stockholder and such beneficial owner (including, if applicable, the name and address as they appear on the Company’s books), (2) the class or series and number of shares of stock of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (5) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (6) a representation as to whether such stockholder or such beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (7) any other information relating to such stockholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act.

(v) The notice requirements of Section 2.11(a) shall be deemed satisfied by a stockholder (or by a beneficial owner other than a stockholder of record) with respect to business other than a nomination if the stockholder or such beneficial owner has notified the Company of such stockholder’s intention to present a proposal at an annual meeting in compliance with the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.

(b) Special Meetings of Stockholders.  In the event the Company calls a special meeting of stockholders the purposes of which include the election of one or more directors to the board of directors, nominations of persons for such election  may be made (i) by or at the direction of the board of directors or any committee thereof or (ii) by any stockholder of the Company who (x) was a stockholder of record of the Company both at the time the notice provided for in this Section 2.11 is delivered to the Secretary of the Company and at the time of the special meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures and other requirements set forth in this Section 2.11 (including Section 2.11(a)(ii)). In addition, if the nomination is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Company both at the time of giving of notice provided for in this Section 2.11 and at the time of the special meeting. For any nomination to be properly brought before such a special meeting by a stockholder pursuant to the first sentence of this Section 2.11(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received by the Secretary at the Company’s principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall the adjournment or postponement of a special meeting or the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 are eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11.

(ii) Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.11(a)(iv)) and (y) if any proposed nomination or business was not made or proposed in compliance with this Section 2.11, not to permit any such business (or voting with respect to any such nominee) to be transacted.

(iii) Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, the nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.  For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iv) For purposes of this Section 2.11, “public announcement” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.11; provided, however, that any references in these bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.11 (including paragraph (a)(i)(C) and paragraph (b) hereof), and compliance with paragraph (a)(i)(C) and paragraph (b) of this Section 2.11 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in Section 2.11(a)(v), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Company’s proxy statement pursuant to the Exchange Act.

2.12 Conduct of Meeting. The Chairman of the Board, if such office has been filled, shall preside at all meetings of stockholders. If such office has not been filled, or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside unless the board of directors designates a member of the board to preside. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by some person appointed by the meeting. The board of directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these bylaws or such rules and regulations as adopted by the board of directors, the chairman of each meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders are not required to be held in accordance with the rules of parliamentary procedure.

2.13 Inspectors. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Company outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

ARTICLE THREE: DIRECTORS

3.1 Management. The business and property of the Company shall be managed by or under the direction of the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Company, or these bylaws, the board of directors may exercise all the powers of the Company.

3.2 Number; Election; Classification; Term; Qualification.

(a) The number of directors that shall constitute the entire board of directors shall be not less than three and not more than twenty-one. Within the limits above specified, the number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. Except as otherwise required by law or required or permitted by the certificate of incorporation of the Company or these bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Until the election of directors at the annual meeting of stockholders in 2015, the board of directors of the Company shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible. Each director who is serving as a director immediately following the 2012 annual meeting of stockholders, or is thereafter elected or appointed a director, shall hold office until the expiration of the term for which he or she has previously been elected or appointed, and until his or her successor shall be duly elected and qualified, or until his or her earlier death, resignation or removal. At the 2013 annual meeting of stockholders, the successors of the class of directors whose terms expire at that meeting shall be elected for terms expiring at the 2014 annual meeting of stockholders. At the 2014 annual meeting of stockholders, the successors of the class of directors whose terms expire at that meeting shall be elected for terms expiring at the 2015 annual meeting of stockholders. At the 2015 annual meeting of stockholders, and at each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders.  None of the directors needs to be a resident of the State of Delaware. Each director must have attained the age of majority. Each director must have been nominated by either the board of directors or the stockholders in accordance with the procedures set forth in the certificate of incorporation of the Company or in these bylaws or as otherwise required by law in order to be eligible for election as a director. As a condition of nomination or appointment (whether by the board of directors, stockholders or otherwise), each director nominee or appointee, whether or not an incumbent director, shall deliver an irrevocable, contingent resignation to the board of directors, in a form acceptable to the board of directors, to the attention of the Secretary of the Company, prior to the distribution of proxy solicitation materials for the meeting at which the director’s name will be submitted to the stockholders for election or prior to appointment. The director’s resignation shall become effective only if, and at such time that, he or she fails to receive a majority of the votes cast and the board of directors accepts the resignation, all as provided in Sections 3.2(b) and 3.2(c). A contingent resignation shall not be applicable at a meeting of stockholders for the election of directors if directors are to be elected by a plurality of votes as set forth in Section 3.2(b).

(b) Directors shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present; provided, that if, as of the tenth (10th) day preceding the date that the Company first distributes its proxy materials for such meeting of its stockholders, the number of nominees exceeds the number of directors to be elected at such meeting, then the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.  For purposes of this section, (i) a majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director, and (ii) abstentions and broker nonvotes shall not be counted as votes cast either “for” or “against” any nominee for director.  In an election in which directors will be elected by a majority of the votes cast, stockholders will be given the choice to cast votes “for” or “against” the election of directors.  In an election in which directors will be elected by a plurality of the votes cast, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors.

(c) The board of directors may, but shall not be obligated to, delegate to any existing committee of the board of directors, or may, but shall not be obligated to, designate a special committee of the board of directors and delegate to such special committee, the responsibility of making a recommendation to the board of directors as to whether to accept or reject any resignation tendered pursuant to Section 3.2(a) and whether to take other action. The board of directors will act on the tendered resignation within ninety (90) days after the date of the certification of the election results, taking into account any committee’s recommendation, if applicable, and will publicly disclose (by a press release, a report furnished to or filed with the Securities and Exchange Commission, or other broadly disseminated means of communication) its decision regarding the tendered resignation and, if the board of directors elects not to accept the resignation, the primary rationale for that decision. Any committee in making its recommendation, and the board of directors in making its decision, may consider any factors or other information it considers appropriate and relevant. If an incumbent director’s resignation is not accepted by the board of directors, that director shall continue to serve until the next annual meeting of stockholders at which he or she is to be re-elected to the board of directors in accordance with these bylaws after the non-acceptance of his or her resignation and until his or her successor shall have been elected and qualified or until his or her earlier death, retirement, resignation, or removal. If an incumbent director’s resignation is accepted by the board of directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors, in its sole discretion, may fill any resulting vacancy in accordance with the provisions of these bylaws or may decrease the size of the board of directors in accordance with the provisions of these bylaws.

3.3 Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director. Until the election of directors at the annual meeting of stockholders in 2015, if the number of directors that constitutes the whole board of directors is changed as permitted by the certificate of incorporation of the Company or these bylaws, the majority of the members of the board of directors serving at the time of the vote to make such change shall also fix and determine the number of directors comprising each class.

3.4 Removal. Until the election of directors at the annual meeting of stockholders in 2015, no director of any class of directors of the Company shall be removed before the expiration date of that director’s term of office except for cause and by an affirmative vote of the holders of not less than two-thirds in voting power of the outstanding shares entitled to vote thereon cast at the annual meeting of stockholders or at any special meeting of stockholders called for this purpose by a majority of the members of the board of directors serving at the time of that vote.

3.5 Vacancies. Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the common stockholders except as required by law). Until the election of directors at the annual meeting of stockholders in 2015, each director chosen to fill a vacancy in the board of directors shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. From and after the annual meeting of stockholders in 2015, each director chosen to fill a vacancy in the board of directors shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these bylaws, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, who are designated to represent the same class or classes or series of stockholders that the position being vacated represents shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

3.6 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Company, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

3.7 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

3.8 Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

3.9 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, or any director.

3.10 Notice. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to the director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.11 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Company, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Company provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

3.12 Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, shall preside at all meetings of the board of directors. If such position has not been filled, or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside unless otherwise determined by the board of directors. The Secretary of the Company shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Company.

3.13 Presumption of Assent. A director of the Company who is present at the meeting of the board of directors or at any committee of the board of directors at which action is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

3.14 Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.

ARTICLE FOUR: COMMITTEES

4.1 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his or her term as director, (ii) his or her resignation as a committee member or as a director, or (iii) his or her removal as a committee member or as a director.

4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Company except to the extent expressly restricted by law, the certificate of incorporation of the Company, or these bylaws.

4.4 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5 Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Company, or these bylaws.

4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Company for placement in the minute books of the Company.

4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE: NOTICE

5.1 Method. Whenever by statute, the certificate of incorporation of the Company, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his or her address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Company, or (b) by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Company by statute, the certificate of incorporation of the Company, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice (which shall constitute a waiver duly executed or signed by such person(s)), whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE SIX: OFFICERS

6.1 Number; Titles. The officers of the Company shall be a President, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including a Chairman of the Board (who may or may not be an officer of the Company, as determined by the board of directors), a Chief Executive Officer, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Any two or more offices may be held by the same person. Except as may be required pursuant to any stock ownership requirements adopted by the board or any of its committees, none of the officers need be a stockholder of the Company. None of the officers need be a director of the Company or a resident of the State of Delaware.

6.2 Term of Office; Removal. The officers of the Company shall hold office at the pleasure of the Board.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.3 Vacancies. Any vacancy occurring in any office of the Company (by death, resignation, removal, or otherwise) may be filled by the board of directors.

6.4 Authority. Officers shall have such authority and perform such duties in the management of the Company as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the Chief Executive Officer or to any committee of the board of directors in accordance with applicable law and stock exchange regulations.

6.6 Chairman of the Board. The Chairman of the Board, if elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors, which may include being the chief executive officer of the Company. The Chairman of the Board shall preside at all meetings of the stockholders and of the board of directors unless otherwise determined by the board of directors.

6.7 Chief Executive Officer. The Chief Executive Officer, if elected by the board of directors, shall have general executive charge, management, and control of the properties and operations of the Company in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the board of directors has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board unless otherwise determined by the board of directors. The Chief Executive Officer may agree upon and execute all division and transfer orders, bonds, contracts, and other obligations in the name of the Company, and he or she may sign all certificates for shares of stock of the Company. As between the Company and third parties, any action taken by the Chief Executive Officer in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.

6.8 President. If a Chief Executive Officer has not been elected, the President shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer of the Company. If a Chief Executive Officer has been elected, the President shall be the chief operating and administrative officer of the Company and, subject to the board of directors and the Chief Executive Officer, shall have charge of the actual day-to-day operations and management of the Company and its property with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. As between the Company and third parties, any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence that there is no Chief Executive Officer or that the Chief Executive Officer is absent or unable to act.

6.9 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her by the board of directors, the Chief Executive Officer or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence or inability to act. As between the Company and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

6.10 Treasurer. The Treasurer shall have custody of the Company’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chief Executive Officer or the President.

6.11 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him or her by the board of directors, the Chief Executive Officer or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

6.12 Secretary. Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the board of directors in books provided for that purpose, and he or she shall attend to the giving and service of all notices. He or she may sign with the Chairman of the Board, the Chief Executive Officer or the President, in the name of the Company, all contracts of the Company and affix the seal of the Company thereto. He or she may sign with the Chairman of the Board, the Chief Executive Officer or the President all certificates for shares of stock of the Company, and he or she shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Company during business hours. He or she shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board, the Chief Executive Officer and the President.

6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him or her by the board of directors, the Chief Executive Officer or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.

6.14 Other Officers. Each other officer elected by the board of directors and designated to be an officer of the Company shall have the title that the board of directors may prescribe and the duties that the board of directors, the Chief Executive Officer or the President may prescribe.

ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

7.1 Certificates for Shares. Shares of the capital stock of the Company may be certificated or uncertificated as provided by law. Certificates for shares of stock of the Company shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Company or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and the number of shares.

7.2 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Company and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond with a surety or sureties satisfactory to the Company in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Company with respect to the certificate or certificates alleged to have been lost or destroyed.

7.3 Transfer of Shares. Shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Company or the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Company or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

7.4 Registered Stockholders. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

7.5 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Company.

7.6 Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Company does not become liable for violations of federal or state securities laws or other applicable law.

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.1 Dividends. Subject to provisions of law and the certificate of incorporation of the Company, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Company. Such declaration and payment shall be at the discretion of the board of directors.

8.2 Reserves. There may be created by the board of directors out of funds of the Company legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Company, or for such other purpose as the board of directors shall consider beneficial to the Company, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

8.3 Books and Records. The Company shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

8.4 Fiscal Year. The fiscal year of the Company shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

8.5 Seal. The seal of the Company shall be such as from time to time may be approved by the board of directors.

8.6 Resignations. Any director, committee member, or officer may resign by giving written notice to the board of directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.7 Securities of Other Entities. The Chairman of the Board, the Chief Executive Officer, the President, or any Vice President of the Company shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another entity which may be held or owned by the Company and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

8.8 Telephone Meetings. Members of the board of directors, and members of a committee of the board of directors, may participate in and hold a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

8.9 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation of the Company or these bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if  all the members of the board of directors or committee, as the case may be, consent in writing or by electronic transmission, and the writing or writings or evidence of the electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee, and such writing or evidence of electronic transmission shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

8.10 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

8.11 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Company through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Company shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Company unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

8.12 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

8.13 References. Whenever herein the singular number is used, the same shall include the plural when appropriate, and words referring to persons of one sex shall include references to persons of the other sex when appropriate.

8.14 Amendments. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the board of directors at any regular meeting of the board of directors or at any special meeting of the board of directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting. These bylaws may also be altered, amended, or repealed or new bylaws may be adopted upon the vote of the holders of not less than two-thirds of the outstanding shares of stock then entitled to vote upon the election of directors at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.

The undersigned, the Secretary of the Company, hereby certifies that the foregoing amended and restated bylaws were adopted by unanimous vote of the directors of the Company as of May 17, 2012.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Mark H. Kleinman
Mark H. Kleinman
Secretary